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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S
             ----------------------------------------------------


      We have issued our report dated January 3, 2000, accompanying the consolidated financial statements included in the Annual Report of Nutrition for Life International, Inc. on Form 10-K for the year ended September 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement for Nutrition for Life International, Inc. on Form S-8 (File No. 33-99366, effective December 5, 1995).


GRANT THORNTON LLP



Houston, Texas
January 3, 2000